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                                   SCHEDULE B

         SEPARATE ACCOUNTS OF LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                           INVESTING IN CERTAIN FUNDS



SEPARATE ACCOUNT NAME                     AMERICAN CENTURY VP FUND(S) UTILIZED

Lincoln Life & Annuity Variable            VP Capital Appreciation Fund and VP
   Annuity Account L                          Balanced Fund

LLANY Separate Account S for                   VP Income & Growth Fund and
   Flexible Premium Variable                 VP International Fund
   Life Insurance